UNITED STATES COMMODITY FUNDS LLC
General Partner of the United States Oil Fund, LP

March 15, 2010

Dear United States Oil Fund, LP Investor,

Enclosed with this letter is your copy of the 2009 financial statements for the United States Oil Fund, LP (ticker symbol “USO”). We have mailed this statement to all investors in USO who held shares as of December 31, 2009 to satisfy our annual reporting requirement under federal commodities laws.  In addition, we have enclosed a copy of the current USO Privacy Policy.  Additional information concerning USO's 2009 results may be found by referring to the Annual Report on Form 10-K (“Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to USO’s own website at www.unitedstatesoilfund.com. You may also call USO at 1-800-920-0259 to speak to a representative and request additional material, including a current USO Prospectus.

United States Commodity Funds LLC is the general partner of USO. United States Commodity Funds LLC is also the general partner and manager of several other commodity based exchange traded security funds that are structured like USO. These other funds are referred to in the attached financial statements and include:

United States Natural Gas Fund, LP	(ticker symbol: UNG)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)
United States Gasoline Fund, LP	(ticker symbol: UGA)
United States Heating Oil Fund, LP	(ticker symbol: UHN)
United States Short Oil Fund, LP	(ticker symbol: DNO)
United States 12 Month Natural Gas Fund, LP	(ticker symbol: UNL)

Information about these other funds is contained within the Annual Report as well as in the current USO Prospectus. Investors in USO who wish to receive additional information about these other funds may do so by going to their respective websites.* The websites may be found at:

www.unitedstatesnaturalgasfund.com
www.unitedstates12monthoilfund.com
www.unitedstatesgasolinefund.com
www.unitedstatesheatingoilfund.com
www.unitedstatesshortoilfund.com
www.unitedstates12monthnaturalgasfund.com

You may also call United States Commodity Funds LLC at 1-800-920-0259 to request additional information.

Thank you for your continued interest in USO.

Regards,

/s/ Nicholas Gerber
Nicholas Gerber
President and CEO
United States Commodity Funds LLC

* This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

PRIVACY POLICY
UNITED STATES COMMODITY FUNDS LLC

This privacy policy explains the policies of United States Commodity Funds LLC (the “General Partner”), a commodity pool operator registered with the Commodity Futures Trading Commission, and each commodity pool for which it serves as the general partner, including the United States Oil Fund, LP, United States 12 Month Oil Fund, LP, United States Natural Gas Fund, LP, United States Heating Oil Fund, LP, United States Gasoline Fund, LP, United States 12 Month Natural Gas Fund, LP, United States Short Oil Fund, LP, United States Brent Oil Fund, LP and United States Short Natural Gas Fund, LP (collectively, the “Funds”), relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under Federal legislation.  This privacy policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

Units of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company.  However, the General Partner may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors.  This information may include information received from investors and information about investors’ holdings and transactions in units of the Funds.

Disclosure of Nonpublic Personal Information

The General Partner does not sell or rent investor information.  The General Partner does not disclose nonpublic personal information about Fund investors, except as required by law or as described below.  Specifically, the General Partner may share nonpublic personal information in the following situations:

•
To service providers in connection with the administration and servicing of the Funds, which may include attorneys, accountants, auditors and other professionals.  The General Partner may also share information in connection with the servicing or processing of Fund transactions.

•	To respond to subpoenas, court orders, judicial process or regulatory authorities;

•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and

•	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the General Partner’s disclosure of non-public personal information under the circumstances described above.

Protection of Investor Information

The General Partner holds Fund investor information in the strictest confidence.  Accordingly, the General Partner’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The General Partner maintains safeguards that comply with federal standards to protect investor information.  The General Partner restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities.  Third parties with whom the General Partner shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The General Partner’s privacy policy applies to both current and former investors.  The General Partner will only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The General Partner may make changes to its privacy policy in the future.  The General Partner will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change.  In any case, the General Partner will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

UNITED STATES OIL FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the years ended December 31, 2009, 2008 and 2007

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Unitholders of the United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best his knowledge and belief, the information contained in this Annual Report for the years ended December 31, 2009, 2008 and 2007 is accurate and complete.

By:	/s/ Nicholas Gerber
Nicholas Gerber
United States Oil Fund, LP
President & CEO of United States Commodity Funds LLC
(General Partner of the United States Oil Fund, LP)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
United States Oil Fund, LP

We have audited the accompanying statements of financial condition of United States Oil Fund, LP, (the “Fund”) as of December 31, 2009 and 2008, including the schedule of investments as of December 31, 2009 and 2008, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2009, 2008 and 2007. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Oil Fund, LP as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the Fund's internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 26, 2010 expressed an unqualified opinion on the Fund's internal control over financial reporting.

Greenwood Village, Colorado
February 26, 2010

United States Oil Fund, LP
Statements of Financial Condition
At December 31, 2008 and 2009
	2009	2008
Assets
Cash and cash equivalents	$2,072,425,180	$1,025,376,289
Equity in UBS Securities LLC trading accounts:
Cash	322,670,551	1,356,466,032
Unrealized gain on open commodity futures contracts	184,278,050	97,616,100
Receivable for units sold	-	90,984,366
Interest receivable	83,916	351,735
Other assets	623,125	696,590

Total assets	$2,580,080,822	$2,571,491,112

Liabilities and Partners' Capital
General Partner management fees payable (Note 3)	$911,277	$513,420
Payable for units redeemed	105,743,070	-
Professional fees payable	1,903,529	1,050,555
License fees payable	132,784	85,968
Brokerage commission fees payable	111,386	180,086
Directors' fees payable	25,959	37,152

Total liabilities	108,828,005	1,867,181

Commitments and Contingencies (Notes 3, 4 and 5)

Partners' Capital
General Partner	-	-
Limited Partners	2,471,252,817	2,569,623,931
Total Partners' Capital	2,471,252,817	2,569,623,931

Total liabilities and partners' capital	$2,580,080,822	$2,571,491,112

Limited Partners' units outstanding	63,100,000	74,900,000
Net asset value per unit	$39.16	$34.31
Market value per unit	$39.28	$33.10

See accompanying notes to financial statements.

United States Oil Fund, LP
Schedule of Investments
At December 31, 2009

		Gain on Open	% of
	Number of	Commodity	Partners'
	Contracts	Contracts	Capital
Open Futures Contracts
Foreign Contracts
ICE WTI Crude Oil Futures contracts, expire February 2010	17,747	$97,707,560	3.95

United States Contracts
NYMEX Crude Oil Financial Futures WS contracts, expire February 2010	2,000	11,000,000	0.44
NYMEX Crude Oil Futures CL contracts, expire February 2010	11,393	75,570,490	3.06
	13,393	86,570,490	3.50
Total Open Futures Contracts	31,140	$184,278,050	7.45

	Principal Amount	Market Value
Cash Equivalents
United States - Money Market Funds
Fidelity Institutional Government Portfolio - Class I	$751,572,698	$751,572,698	30.41
Goldman Sachs Financial Square Funds - Government Fund - Class SL	662,501,283	662,501,283	26.81
Morgan Stanley Institutional Liquidity Fund - Government Portfolio	350,583,990	350,583,990	14.19
Total Cash Equivalents		$1,764,657,971	71.41

United States Oil Fund, LP
Schedule of Investments
At December 31, 2008

		Gain on Open	% of
	Number of	Commodity	Partners'
	Contracts	Contracts	Capital
Open Futures Contracts
Foreign Contracts
ICE WTI Crude Oil Futures contracts, expire February 2009	5,847	$9,851,000	0.38

United States Contracts
NYMEX Crude Oil Futures CL contracts, expire February 2009	51,772	87,765,100	3.42
Total Open Futures Contracts	57,619	$97,616,100	3.80

	Principal Amount	Market Value
Cash Equivalents
United States - Money Market Fund
Goldman Sachs Financial Square Funds - Government Fund - Class SL	$410,363,791	$410,363,791	15.97
Total Cash Equivalents		$410,363,791	15.97

See accompanying notes to financial statements.

United States Oil Fund, LP
Statements of Operations
For the years ended December 31, 2009, 2008 and 2007

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2009	2008	2007
Income
Gain (loss) on trading of commodity futures contracts:
Realized gain (loss) on closed positions	$578,446,510	$(923,692,430)	$185,522,880
Change in unrealized gain on open positions	86,661,950	61,911,080	70,088,020
Interest income	4,258,654	14,050,785	34,845,846
Other income	369,000	350,000	297,000

Total income (loss)	669,736,114	(847,380,565)	290,753,746

Expenses
General Partner management fees (Note 3)	11,700,716	4,058,250	3,622,613
Brokerage commissions	3,888,197	1,607,632	1,184,956
Professional fees	2,658,818	1,337,965	423,232
Registration fees	1,230,850	687,209	380,992
License fees	623,062	279,809	385,335
Directors' fees	164,984	144,929	340,722
Other expenses	90,768	-	-

Total expenses	20,357,395	8,115,794	6,337,850

Net income (loss)	$649,378,719	$(855,496,359)	$284,415,896
Net income (loss) per limited partnership unit	$4.85	$(41.51)	$23.95
Net income (loss) per weighted average limited partnership unit	$8.23	$(63.14)	$20.71
Weighted average limited partnership units outstanding	78,901,918	13,549,727	13,730,137

See accompanying notes to financial statements.

United States Oil Fund, LP
Statements of Changes in Partners' Capital
For the years ended December 31, 2009, 2008 and 2007

	General Partner	Limited Partners	Total

Balances, at December 31, 2006	$-	$803,949,254	$803,949,254
Addition of 78,400,000 partnership units	-	4,402,551,383	4,402,551,383
Redemption of 87,500,000 partnership units	-	(5,005,693,796)	(5,005,693,796)
Net income	-	284,415,896	284,415,896

Balances, at December 31, 2007	-	485,222,737	485,222,737
Addition of 184,900,000 partnership units	-	12,435,374,223	12,435,374,223
Redemption of 116,400,000 partnership units	-	(9,495,476,670)	(9,495,476,670)
Net loss	-	(855,496,359)	(855,496,359)

Balances, at December 31, 2008	-	2,569,623,931	2,569,623,931
Addition of 182,900,000 partnership units	-	5,679,117,242	5,679,117,242
Redemption of 194,700,000 partnership units	-	(6,426,867,075)	(6,426,867,075)
Net income	-	649,378,719	649,378,719

Balances, at December 31, 2009	$-	$2,471,252,817	$2,471,252,817

Net Asset Value Per Unit
At December 31, 2006	$51.87
At December 31, 2007	$75.82
At December 31, 2008	$34.31
At December 31, 2009	$39.16

See accompanying notes to financial statements.

United States Oil Fund, LP
Statements of Cash Flows
For the years ended December 31, 2009, 2008 and 2007

	Year ended	Year ended	Year ended
	December 31, 2009	December 31, 2008	December 31, 2007
Cash Flows from Operating Activities:
Net income (loss)	$649,378,719	$(855,496,359)	$284,415,896
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Decrease (increase) in commodity futures trading account - cash	1,033,795,481	(1,270,135,282)	792,886
Unrealized gain on futures contracts	(86,661,950)	(61,911,080)	(70,088,020)
Decrease in interest receivable and other assets	341,284	334,931	1,259,974
Increase (decrease) in management fees payable	397,857	286,638	(105,954)
Increase (decrease) in brokerage commission fees payable	(68,700)	157,200	(21,500)
Increase in professional fees payable	852,974	810,601	239,954
Increase in license fees payable	46,816	14,808	48,962
Increase (decrease) in directors' fees payable	(11,193)	3,917	33,235
Net cash provided by (used in) operating activities	1,598,071,288	(2,185,934,626)	216,575,433

Cash Flows from Financing Activities:
Subscription of partnership units	5,770,101,608	12,351,971,536	4,431,050,600
Redemption of partnership units	(6,321,124,005)	(9,495,476,670)	(5,005,693,796)

Net cash provided by (used in) financing activities	(551,022,397)	2,856,494,866	(574,643,196)

Net Increase (Decrease) in Cash and Cash Equivalents	1,047,048,891	670,560,240	(358,067,763)

Cash and Cash Equivalents, beginning of period	1,025,376,289	354,816,049	712,883,812
Cash and Cash Equivalents, end of period	$2,072,425,180	$1,025,376,289	$354,816,049

See accompanying notes to financial statements.

United States Oil Fund, LP
Notes to Financial Statements
For the years ended December 31, 2009, 2008 and 2007

NOTE 1 - ORGANIZATION AND BUSINESS

The United States Oil Fund, LP (“USOF”) was organized as a limited partnership under the laws of the state of Delaware on May 12, 2005. USOF is a commodity pool that issues limited partnership units (“units”) that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”). Prior to November 25, 2008, USOF’s units traded on the American Stock Exchange (the “AMEX”). USOF will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Fifth Amended and Restated Agreement of Limited Partnership dated as of October 13, 2008 (the “LP Agreement”). The investment objective of USOF is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light, sweet crude oil as traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will become, over a 4-day period, the next month contract to expire, less USOF’s expenses. USOF accomplishes its objective through investments in futures contracts for light, sweet crude oil, and other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, “Oil Futures Contracts”) and other oil related investments such as cash-settled options on Oil Futures Contracts, forward contracts for oil and over-the-counter transactions that are based on the price of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels, Oil Futures Contracts and indices based on the foregoing (collectively, “Other Oil Interests”). As of December 31, 2009, USOF held 13,393 Oil Futures Contracts traded on the NYMEX and 17,747 Oil Futures Contracts traded on the ICE Futures.

USOF commenced investment operations on April 10, 2006 and has a fiscal year ending on December 31. United States Commodity Funds LLC (formerly known as Victoria Bay Asset Management, LLC) (the “General Partner”) is responsible for the management of USOF. The General Partner is a member of the National Futures Association (the “NFA”) and became a commodity pool operator registered with the Commodity Futures Trading Commission effective December 1, 2005. The General Partner is also the general partner of the United States Natural Gas Fund, LP (“USNG”), the United States 12 Month Oil Fund, LP (“US12OF”), the United States Gasoline Fund, LP (“UGA”) and the United States Heating Oil Fund, LP (“USHO”), which listed their limited partnership units on the AMEX under the ticker symbols “UNG” on April 18, 2007, “USL” on December 6, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USNG’s, US12OF’s, UGA’s and USHO’s units commenced trading on the NYSE Arca on November 25, 2008. The General Partner is also the general partner of the United States Short Oil Fund, LP (“USSO”) and the United States 12 Month Natural Gas Fund, LP, which listed their limited partnership units on the NYSE Arca on September 24, 2009 and November 18, 2009, respectively. The General Partner has also filed registration statements to register units of the United States Brent Oil Fund, LP (“USBO”) and the United States Commodity Index Funds Trust (“USCI”).

USOF issues units to certain authorized purchasers (“Authorized Purchasers”) by offering baskets consisting of 100,000 units (“Creation Baskets”) through ALPS Distributors, Inc. (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the net asset value of a unit calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

In addition, Authorized Purchasers pay USOF a $1,000 fee for each order placed to create one or more Creation Baskets or redeem one or more baskets consisting of 100,000 units (“Redemption Baskets”). Units may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Units purchased or sold on a nationally recognized securities exchange are not purchased or sold at the net asset value of USOF but rather at market prices quoted on such exchange.

In April 2006, USOF initially registered 17,000,000 units on Form S-1 with the SEC. On April 10, 2006, USOF listed its units on the AMEX under the ticker symbol “USO”. On that day, USOF established its initial net asset value by setting the price at $67.39 per unit and issued 200,000 units in exchange for $13,479,000. USOF also commenced investment operations on April 10, 2006 by purchasing Oil Futures Contracts traded on the NYMEX based on light, sweet crude oil.  As of December 31, 2009, USOF had registered a total of 1,627,000,000 units.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statement of financial condition and in the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statement of operations. USOF earns interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at the overnight Federal Funds Rate less 32 basis points. In addition, USOF earns interest on funds held at the custodian at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

USOF is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

Additions and Redemptions

Authorized Purchasers may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 100,000 units equal to the net asset value of the units calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

USOF receives or pays the proceeds from units sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Purchasers are reflected in USOF’s statement of financial condition as receivable for units sold, and amounts payable to Authorized Purchasers upon redemption are reflected as payable for units redeemed.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of USOF in proportion to the number of units each partner holds as of the close of each month. The General Partner may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Net Asset Value

USOF’s net asset value is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding. USOF uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) per Unit

Net income (loss) per unit is the difference between the net asset value per unit at the beginning of each period and at the end of each period. The weighted average number of units outstanding was computed for purposes of disclosing net income (loss) per weighted average unit. The weighted average units are equal to the number of units outstanding at the end of the period, adjusted proportionately for units redeemed based on the amount of time the units were outstanding during such period. There were no units held by the General Partner at December 31, 2009.

Offering Costs

Offering costs incurred in connection with the registration of additional units after the initial registration of units are borne by USOF. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of three months or less.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires USOF’s management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

NOTE 3 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

General Partner Management Fee

Under the LP Agreement, the General Partner is responsible for investing the assets of USOF in accordance with the objectives and policies of USOF. In addition, the General Partner has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to USOF. For these services through December 31, 2008, USOF was contractually obligated to pay the General Partner a fee, which was paid monthly, that was equal to 0.50% per annum of average daily net assets of $1,000,000,000 or less and 0.20% per annum of average daily net assets that were greater than $1,000,000,000. As of January 1, 2009, this fee changed to 0.45% per annum of all amounts of average daily net assets.

Ongoing Registration Fees and Other Offering Expenses

USOF pays all costs and expenses associated with the ongoing registration of its units subsequent to the initial offering.   These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of units, and all legal, accounting, printing and other expenses associated with such offer and sale. For the years ended December 31, 2009, 2008 and 2007, USOF incurred $1,230,850, $687,209, $380,992, respectively, in registration fees and other offering expenses.

Directors’ Fees and Expenses

USOF is responsible for paying its portion of the directors’ and officers’ liability insurance of the General Partner and the fees and expenses of the independent directors of the General Partner who are also the General Partner’s audit committee members. USOF shares these fees and expenses with USNG, US12OF, UGA, USHO, USSO and US12NG based on the relative assets of each fund, computed on a daily basis. These fees and expenses for the calendar year 2009 amounted to a total of $433,046 for all funds and USOF’s portion of such fees and expenses was $254,952.  For the calendar years 2008 and 2007, these fees and expenses were $282,000 and $286,000, respectively, and USOF’s portion of such fees and expenses was $144,929 and $184,000, respectively.

Licensing Fees

As discussed in Note 4, USOF entered into a licensing agreement with the NYMEX on May 30, 2007.  Pursuant to the agreement, USOF and the affiliated funds managed by the General Partner pay a licensing fee that is equal to 0.04% for the first $1,000,000,000 of combined assets of the funds and 0.02% for combined assets above $1,000,000,000. During the years ended December 31, 2009, 2008 and 2007, USOF incurred $623,062, $279,809 and $385,335, respectively, under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with USOF’s audit expenses and tax accounting and reporting requirements are paid by USOF. These costs are approximately $1,750,000 as of December 31, 2009.

Other Expenses and Fees

In addition to the fees described above, USOF pays all brokerage fees and other expenses in connection with the operation of USOF, excluding costs and expenses paid by the General Partner as outlined in Note 4.

NOTE 4 - CONTRACTS AND AGREEMENTS

USOF is party to a marketing agent agreement, dated as of March 13, 2006, with the Marketing Agent and the General Partner, whereby the Marketing Agent provides certain marketing services for USOF as outlined in the agreement. The fees of the Marketing Agent, which are borne by the General Partner, include a marketing fee of $425,000 per annum plus the following incentive fee: 0.00% on USOF’s assets from $0 - $500 million; 0.04% on USOF’s assets from $500 million - $4 billion; and 0.03% on USOF’s assets in excess of $4 billion.

The above fees do not include the following expenses, which are also borne by the General Partner: the cost of placing advertisements in various periodicals; web construction and development; or the printing and production of various marketing materials.

USOF is also party to a custodian agreement, dated March 13, 2006, with Brown Brothers Harriman & Co. (“BBH&Co.”) and the General Partner, whereby BBH&Co. holds investments on behalf of USOF. The General Partner pays the fees of the custodian, which are determined by the parties from time to time. In addition, USOF is party to an administrative agency agreement, dated March 13, 2006, with the General Partner and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for USOF. The General Partner also pays the fees of BBH&Co. for its services under this agreement and such fees are determined by the parties from time to time.

Currently, the General Partner pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to USOF and each of the affiliated funds managed by the General Partner, as well as a $20,000 annual fee for its transfer agency services. In addition, the General Partner pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of USOF’s, USNG’s, US12OF’s, UGA’s, USHO’s, USSO’s and US12NG’s combined net assets, (b) 0.0465% for USOF’s, USNG’s, US12OF’s, UGA’s, USHO’s, USSO’s and US12NG’s combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once USOF’s, USNG’s, US12OF’s, UGA’s, USHO’s, USSO’s and US12NG’s combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. The General Partner also pays transaction fees ranging from $7.00 to $15.00 per transaction.

USOF has entered into a brokerage agreement with UBS Securities LLC (“UBS Securities”). The agreement requires UBS Securities to provide services to USOF in connection with the purchase and sale of Oil Futures Contracts and Other Oil Interests that may be purchased and sold by or through UBS Securities for USOF’s account. The agreement provides that UBS Securities charge USOF commissions of approximately $7 per round-turn trade, plus applicable exchange and NFA fees for Oil Futures Contracts and options on Oil Futures Contracts.

On May 30, 2007, USOF and the NYMEX entered into a licensing agreement whereby USOF was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. The agreement has an effective date of April 10, 2006. Under the licensing agreement, USOF and the affiliated funds managed by the General Partner pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3.

USOF expressly disclaims any association with the NYMEX or endorsement of USOF by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

USOF engages in the trading of futures contracts, options on futures contracts and cleared swaps (collectively, “derivatives”). USOF is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

USOF may enter into futures contracts, options on futures contracts and cleared swaps to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery.

The purchase and sale of futures contracts, options on futures contracts and cleared swaps require margin deposits with a futures commission merchant. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a futures commission merchant to segregate all customer transactions and assets from the futures commission merchant’s proprietary activities.

Futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure USOF has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract.

All of the futures contracts currently traded by USOF are exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, USOF must rely solely on the credit of its respective individual counterparties. However, in the future, if USOF were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. USOF also has credit risk since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. In addition, USOF bears the risk of financial failure by the clearing broker.

USOF’s cash and other property, such as U.S. Treasuries, deposited with a futures commission merchant are considered commingled with all other customer funds subject to the futures commission merchant’s segregation requirements. In the event of a futures commission merchant’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of a futures commission merchant could result in the complete loss of USOF’s assets posted with that futures commission merchant; however, the vast majority of USOF’s assets are held in Treasuries, cash and/or cash equivalents with USOF’s custodian and would not be impacted by the insolvency of a futures commission merchant. Also, the failure or insolvency of USOF’s custodian could result in a substantial loss of USOF’s assets.

USOF invests a portion of its cash in money market funds that seek to maintain a stable net asset value. USOF is exposed to any risk of loss associated with an investment in these money market funds. As of December 31, 2009 and 2008, USOF had deposits in domestic and foreign financial institutions, including cash investments in money market funds, in the amounts of $2,395,095,731 and $2,381,842,321, respectively. This amount is subject to loss should these institutions cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, USOF is exposed to a market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, USOF pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

USOF’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, USOF has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by USOF are reported in its statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per unit performance data and other supplemental financial data for the years ended December 31, 2009, 2008 and 2007. This information has been derived from information presented in the financial statements.

	Year ended	Year ended	Year ended
	December 31, 2009	December 31, 2008	December 31, 2007

Per Unit Operating Performance:

Net asset value, beginning of year	$34.31	$75.82	$51.87
Total income (loss)	5.11	(40.91)	24.41
Total expenses	(0.26)	(0.60)	(0.46)
Net increase (decrease) in net asset value	4.85	(41.51)	23.95
Net asset value, end of year	$39.16	$34.31	$75.82

Total Return	14.14%	(54.75)%	46.17%

Ratios to Average Net Assets
Total income (loss)	25.76%	(95.22)%	39.68%
Expenses excluding management fees	0.33%	0.45%	0.36%
Management fees	0.45%	0.46%	0.50%
Net income (loss)	24.97%	(96.13)%	38.82%

Total returns are calculated based on the change in value during the period. An individual limited partner’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from USOF.

NOTE 7 – QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for three-month periods ended March 31, June 30, September 30 and December 31, 2009 and 2008.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	2009	2009	2009	2009
Total Income (Loss)	$(247,059,730)	$740,481,296	$(60,967,448)	$237,281,996
Total Expenses	6,366,485	5,895,357	3,886,594	4,208,959
Net Income (Loss)	$(253,426,215)	$734,585,939	$(64,854,042)	$233,073,037
Net Income (Loss) per Unit	$(4.95)	$8.46	$(1.51)	$2.85

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	2008	2008	2008	2008
Total Income (Loss)	$30,757,600	$249,301,882	$(382,128,020)	$(745,312,027)
Total Expenses	1,345,783	1,903,219	2,263,544	2,603,248
Net Income (Loss)	$29,411,817	$247,398,663	$(384,391,564)	$(747,915,275)
Net Income (Loss) per Unit	$5.51	$31.98	$(32.13)	$(46.87)

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Effective January 1, 2008, USOF adopted Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”).  ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement.  The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of USOF (observable inputs) and (2) USOF’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs).  The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following tables summarize the valuation of USOF’s securities at December 31, 2009 and 2008 using the fair value hierarchy:

At December 31, 2009	Total	Level I	Level II	Level III

Short-Term Investments	$1,764,657,971	$1,764,657,971	$-	$-
Exchange-Traded Futures Contracts
Foreign Contracts	97,707,560	97,707,560	-	-
United States Contracts	86,570,490	86,570,490	-	-

At December 31, 2008	Total	Level I	Level II	Level III

Short-Term Investments	$410,363,791	$410,363,791	$-	$-
Exchange-Traded Futures Contracts
Foreign Contracts	9,851,000	9,851,000	-	-
United States Contracts	87,765,100	87,765,100	-	-

Effective January 1, 2009, USOF adopted the provisions of Accounting Standards Codification 815—Derivatives and Hedging (“ASC 815”), which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

		At	At
		December 31,	December 31,
		2009	2008
Derivatives not	Statement of
Accounted for as	Financial
for as Hedging	Condition
Instruments	Location	Fair Value	Fair Value
Futures -
Commodity Contracts	Assets	$184,278,050	$97,616,100

The Effect of Derivative Instruments on the Statements of Operations

		For the year ended		For the year ended
		December 31,		December 31,
		Realized	Change in	Realized	Change in
	Location of	Gain or (Loss)	Unrealized	Gain or (Loss)	Unrealized
Derivatives not	Gain or (Loss)	on Derivatives	Gain or (Loss)	on Derivatives	Gain or (Loss)
Accounted for as	on Derivatives	Recognized	Recognized	Recognized	Recognized
for as Hedging	Recognized	in Income	in Income	in Income	in Income
Instruments	in Income	2009	2009	2008	2008

Futures - Commodity Contracts	Realized gain (loss) on closed futures contracts	$578,446,510	$-	$(923,692,430)	$-

	Change in unrealized gain (loss) on open futures contracts	$-	$86,661,950	$-	$61,911,080

NOTE 9 – RECENT ACCOUNTING PRONOUNCEMENTS

In March 2008, the Financial Accounting Standards Board released Accounting Standards Codification 815 – Derivatives and Hedging (“ASC 815”). ASC 815 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of, and gains and losses on, derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. USOF adopted ASC 815 on January 1, 2009.

In January 2010, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2010-06 “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 clarifies existing disclosure and requires additional disclosures regarding fair value measurements. Effective for interim and annual reporting periods beginning after December 15, 2009, entities will be required to disclose significant transfers into and out of Level 1 and 2 measurements in the fair value hierarchy and the reasons for those transfers. Effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years, entities will need to disclose information about purchases, sales, issuances and settlements of Level 3 securities on a gross basis, rather than as a net number as currently required. The General Partner is currently evaluating the impact ASU No. 2010-06 will have on the financial statement disclosures.

NOTE 10 – SUBSEQUENT EVENTS

USOF has performed an evaluation of subsequent events through February 26, 2010, which is the date the financial statements were available to be issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.